ATSG Reports First Quarter 2014 Financial Results
Executes Leases for Four 767s; Extends Credit Agreement Under More Favorable Terms
WILMINGTON, OH, May 6, 2014 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, and air cargo transportation and related services, today reported consolidated financial results for the quarter ended March 31, 2014, and announced new, multi-year dry-leases of Boeing 767 freighter aircraft and an amendment to its credit agreement with a consortium of banks.
For the first quarter of 2014:

•	Revenues were $143.6 million, flat with a year ago. Increases in revenues from aircraft leasing and other business activities offset lower revenues from airline operations.

•
Earnings from continuing operations of $6.5 million, or $0.10 per share, were lower than earnings of $8.5 million, or $0.13 per share a year ago. A $4.1 million increase in depreciation and amortization expense stemming from the addition of more modern aircraft to ATSG’s fleet, offset decreases in other operating expenses.

•
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, also adjusted for the effect of derivative transactions) was $38.8 million, up 4 percent from $37.3 million in the prior-year quarter. Adjusted EBITDA is a non-GAAP financial measure, defined and reconciled to comparable GAAP results in separate tables at the end of this release.

•
Today, ATSG executed a favorable amendment to its primary credit agreement which extends the term of the agreement until May 6, 2019, reduces interest rate pricing, adds a $50 million accordion feature, and improves its ability to execute stock repurchases and pay dividends to shareholders.

Separately, ATSG announced the following new-business agreements today:

•
Dry-leases for two Boeing 767-200 freighters to Cargojet, a Canadian airline, for terms of up to three years beginning in the second and third quarters this year. These aircraft are in addition to the two 767-200 freighters Cargojet currently leases from CAM.

•
Dry-leases for two Boeing 767-300 freighters to Amerijet, a Florida based airline, under six-year terms beginning in the third quarter this year. Amerijet currently leases three 767-200 freighters from CAM.

Joe Hete, President and Chief Executive Officer of ATSG, said, "This new business with two long-standing ATSG customers demonstrates their confidence in the value of mid-size freighters as vital components of efficient regional air-cargo networks, and in our bundled services offerings, which facilitate rapid implementation and scale efficiencies. These dry lease deployments evidence the strengthening demand for mid-size lift that we spoke of last quarter, and bolster our confidence that we can deliver at or above the upper range of our EBITDA guidance for 2014, based on improving performance, particularly in the second half of the year."

Segment Results
CAM (Aircraft Leasing)

CAM	First Quarter
($ in thousands)	2014	2013
Revenues	$40,635	$38,969
Pre-Tax Earnings	14,440	16,873
Significant Developments:

•
Higher revenues were the result of four more CAM-owned aircraft in- or available for service as of March 31, including four 757 combis (combined passenger and main-deck cargo aircraft), two 767 freighters and one 757 freighter, less three retired DC-8 combis. Lower pre-tax earnings from leasing operations reflect higher depreciation on the newer added aircraft.

•
At March 31, CAM owned 51 Boeing cargo aircraft in service condition including 20 leased to external customers and 30 leased to CAM’s airline affiliates, and one unassigned. A table reflecting cargo aircraft in service is included at the end of this release.

•	CAM’s seventh owned 767-300 freighter became available for service during the first quarter, along with its fourth 757 combi. ATSG no longer has any aircraft in modification or awaiting conversion.

•
In addition to the two 767-300s that Amerijet has agreed to lease from CAM, it also agreed to 18-month lease extensions through 2019 for two of the three 767-200s it currently leases, and the right to terminate early the dry lease of the third leased 767-200 when the 767-300s are fully deployed. One of CAM's airline affiliates is operating one 767-200 freighter in Amerijet's network under an interim ACMI agreement.

•
When fully implemented later this year, the new arrangements with Amerijet and Cargojet will increase the number of CAM aircraft leased to external customers from 20 at March 31 to 23, principally via reductions in the number of aircraft leased to its airline affiliates.

ACMI Services

ACMI Services	First Quarter
($ in thousands)	2014	2013
Revenues
Airline services	$87,507	$94,892
Reimbursables	21,089	18,159
Total ACMI Services Revenues	108,596	113,051

Pre-Tax Loss	(7,046)	(5,404)
Significant Developments:

•
First-quarter airline services revenues decreased $7.4 million to $87.5 million, compared with the first quarter last year. Segment pre-tax loss increased to $7.0 million from $5.4 million. Reductions in non-U.S. operations, including those for DHL in the Mideast, along with continued carrying costs associated with underutilized aircraft, were principal factors. Revenues from domestic airline operations for DHL increased.

•
In the first quarter, the last of four 757 combis entered service for the U.S. military, completing the modernization of that fleet. The 757 combis have more passenger capacity and greater fuel efficiency than the DC-8 combis they replaced.

•
During the first quarter, DHL ended ACMI agreements with Air Transport International (ATI) for three 767 freighters that had supported DHL's Mideast network. Results from three other freighters deployed by ATSG's airlines offset a portion of the loss of the Mideast business.

•	ACMI block hours decreased 3 percent during the first quarter, compared to the prior-year period.

•
As noted above, CAM's additional placements of freighter aircraft under dry leases to third parties will reduce the number of aircraft leased to ATSG's airlines, including three of five underutilized freighters leased to those airlines as of March 31.

Other Activities

Other Activities	First Quarter
($ in thousands)	2014	2013
Revenues	$26,808	$26,254
Pre-Tax Earnings	3,017	2,181

•
Pre-tax earnings in the first quarter were driven by higher revenues from the Company's aircraft maintenance and postal operations. The aircraft maintenance business, Aircraft Maintenance and Engineering Services (AMES) is preparing to serve more third-party customers after its new hangar opens in Wilmington in June of this year.

Credit Agreement Amendment
Today, ATSG executed an amendment to its senior secured credit facility which includes a term loan of $127.5 million, and access to a revolving credit facility of up to $275 million, of which the Company has drawn $188.0 million. Key features of the amendment include:

•	Extended the maturity of the term loan and revolving credit facility from July 2017 to May 6, 2019.

•	Reduced EBITDA-based pricing by approximately 25 basis points.

•	An accordion feature which would allow ATSG to expand the revolver capacity from $275 million to $325 million, subject to lenders' consent.

•	Allows for stock buybacks and dividends when the debt-to-EBITDA ratio is below 2.5 times after giving effect of the buyback or dividend (the previous requirement was under 2.0 times).

Outlook
In March, ATSG projected that its Adjusted EBITDA for 2014 would be in a range of $165 to $170 million, excluding any results from deployments of under-utilized aircraft. Based on today's new-business announcements, virtually all of which commence in the second half of the year, ATSG has greater confidence that its Adjusted EBITDA for 2014 from all sources will meet or exceed the upper end of that guidance range, assuming improving base-business progress in 2014.
Hete said, "Uncertainties that discouraged major investments in air-cargo networks for many months appear to have eased, and we are seeing broad interest in our aircraft beyond the agreements we have announced today. Cargojet and Amerijet have signed for four of our six under-utilized freighters, and discussions with others give us a good chance to be fully deployed by the end of this year.
“The growing EBITDA we project, and reductions in our obligations for capital expenditures and pension funding, will significantly improve our cash flow this year. Our recent success at placing additional aircraft under multi-year customer arrangements, and continued interest in those still available for deployment, gives us confidence that we will make even greater cash flow gains as the year progresses. With a strong balance sheet and cash flow, we are poised to invest where it can generate the most attractive shareholder returns.”

Conference Call
ATSG will host a conference call on May 7, 2014, at 9:00 a.m. Eastern time to review its financial results for the first quarter of 2014. Participants should dial 888-895-5479 and international participants should dial 847-619-6250 ten minutes before the scheduled start of the call and ask for conference pass code 37157156. The call will also be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors.
A replay of the conference call will be available by phone on May 7, 2014, beginning at 2:00 p.m. and continuing through March 14, 2014, at (888) 843-7419 (international callers 630-652-3042); use pass code 37157156#. The webcast replay will remain available via www.atsginc.com and www.earnings.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the number and timing of deployments of our aircraft, our operating airlines' ability to maintain on-time service and control costs, and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
REVENUES	$143,593	$143,279

OPERATING EXPENSES
Salaries, wages and benefits	43,065	43,309
Fuel	12,260	14,361
Maintenance, materials and repairs	24,879	22,134
Depreciation and amortization	24,979	20,920
Rent	7,310	6,779
Travel	4,573	4,727
Landing and ramp	2,738	4,065
Insurance	1,205	1,511
Other operating expenses	8,748	9,060
	129,757	126,866

OPERATING INCOME	13,836	16,413
OTHER INCOME (EXPENSE)
Interest income	19	21
Interest expense	(3,823)	(3,132)
Net gain on derivative instruments	299	290
	(3,505)	(2,821)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	10,331	13,592
INCOME TAX EXPENSE	(3,809)	(5,091)

EARNINGS FROM CONTINUING OPERATIONS	6,522	8,501

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	211	(1)
NET EARNINGS	$6,733	$8,500

EARNINGS PER SHARE - Basic
Continuing operations	$0.10	$0.13
Discontinued operations	—	—
NET EARNINGS PER SHARE	$0.10	$0.13

EARNINGS PER SHARE - Diluted
Continuing operations	$0.10	$0.13
Discontinued operations	—	—
NET EARNINGS PER SHARE	$0.10	$0.13

WEIGHTED AVERAGE SHARES
Basic	64,148	63,810
Diluted	65,141	64,524

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27,102	$31,699
Accounts receivable, net of allowance of $698 in 2014 and $717 in 2013	50,827	52,247
Inventory	10,608	9,050
Prepaid supplies and other	12,754	9,730
Deferred income taxes	13,957	13,957
Aircraft and engines held for sale	2,487	2,995
TOTAL CURRENT ASSETS	117,735	119,678

Property and equipment, net	817,441	838,172
Other assets	36,761	21,143
Pension assets, net of obligations	16,887	14,855
Intangibles	4,826	4,896
Goodwill	34,395	34,395
TOTAL ASSETS	$1,028,045	$1,033,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$30,361	$34,818
Accrued salaries, wages and benefits	23,400	23,163
Accrued expenses	9,497	9,695
Current portion of debt obligations	23,873	23,721
Unearned revenue	8,887	8,733
TOTAL CURRENT LIABILITIES	96,018	100,130
Long term debt	350,718	360,794
Post-retirement obligations	30,207	30,638
Other liabilities	62,243	62,740
Deferred income taxes	113,273	109,869

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 64,850,537 and 64,618,305 shares issued and outstanding in 2014 and 2013, respectively	649	646
Additional paid-in capital	525,347	524,953
Accumulated deficit	(120,080)	(126,813)
Accumulated other comprehensive loss	(30,330)	(29,818)
TOTAL STOCKHOLDERS’ EQUITY	375,586	368,968
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,028,045	$1,033,139

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2014	2013
Revenues
CAM	$40,635	$38,969
ACMI Services
Airline services	87,507	94,892
Reimbursables	21,089	18,159
Total ACMI Services	108,596	113,051
Other Activities	26,808	26,254
Total Revenues	176,039	178,274
Eliminate internal revenues	(32,446)	(34,995)
Customer Revenues	$143,593	$143,279

Pre-tax Earnings from Continuing Operations
CAM, inclusive of interest expense	14,440	16,873
ACMI Services	(7,046)	(5,404)
Other Activities	3,017	2,181
Net, unallocated interest expense	(379)	(348)
Net gain on derivative instruments	299	290
Total Pre-tax Earnings	$10,331	$13,592

Adjustments to Pre-tax Earnings
Less net gain on derivative instruments	(299)	(290)
Adjusted Pre-tax Earnings	$10,032	$13,302

Adjusted Pre-tax Earnings is defined as Earnings from Continuing Operations Before Income Taxes less derivative gains. Management uses Adjusted Pre-tax Earnings from Continuing Operations to assess the performance of its operating results among periods. Adjusted Pre-tax earnings from Continuing Operations is a non-GAAP financial measure and should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
UNAUDITED ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2014	2013

Earnings from Continuing Operations Before Income Taxes	$10,331	$13,592
Interest Income	(19)	(21)
Interest Expense	3,823	3,132
Depreciation and Amortization	24,979	20,920
EBITDA from Continuing Operations	$39,114	$37,623
Less net gain on derivative instruments	(299)	(290)

Adjusted EBITDA from Continuing Operations	$38,815	$37,333

EBITDA and Adjusted EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

EBITDA from Continuing Operations is defined as Earnings from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA from Continuing Operations is defined as EBITDA from Continuing Operations less derivative gains.

Management uses EBITDA from Continuing Operations as an indicator of the cash-generating performance of the operations of the Company. Management uses Adjusted EBITDA from Continuing Operations to assess the performance of its operating results among periods. EBITDA and Adjusted EBITDA from Continuing Operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
IN-SERVICE CARGO AIRCRAFT FLEET

Aircraft Types
	December 31,			March 31,			December 31,
	2013			2014			2014 Projected
			Operating			Operating			Operating
	Total	Owned	Lease	Total	Owned	Lease	Total	Owned	Lease
B767-200	40	36	4	40	36	4	40	36	4
B767-300	8	6	2	9	7	2	9	7	2
B757-200	4	4	—	4	4	—	4	4	—
B757 Combi	3	3	—	4	4	—	4	4	—
Total Aircraft In-Service	55	49	6	57	51	6	57	51	6

Owned Aircraft In Serviceable Condition
	December 31,			March 31,			December 31,
	2013			2014			2014 Projected

ATSG airlines		29			30			24-28
External customers		20			20			23-27
Unassigned		—			1			—
		49			51